THIS CONFIRMATORY LICENSE AGREEMENT (this "AGREEMENT") is dated as of January 1, 2020 (the "Effective Date"),

BY AND BETWEEN:

(1)YRI China Franchising LLC, a limited liability company organized and existing under the laws of State of Delaware, United States of America, having its registered address at 1209 Orange Street, Wilmington, Delaware, United States of America, 19801 as "master licensee" (for purposes of this Agreement, the "Licensor"); and

(2)Yum Restaurants Consulting (Shanghai) Company Limited, a company organized under the laws of the People’s Republic of China, having its offices at 16/F Two Grand Gateway, 3 Hongqiao Road, Shanghai, the People’s Republic of China as “master sublicensee” (for purposes of this Agreement, “Licensee”).

(collectively, the "Parties" and each, a "Party").

WHEREAS:

(A)Yum! Restaurants Asia Pte. Ltd., a private limited company organized and existing under the laws of Singapore ("YRA"), and Licensee entered into a Master License Agreement dated October 31, 2016 (including, for the avoidance of doubt, the Exhibits thereto, "MLA") attached as Exhibit A whereby YRA granted to Licensee the exclusive right and license, and Licensee assumed the obligation, to use the Brand System IP to operate Brand Restaurant Businesses in the Territory, on the terms and subject to the conditions of the MLA;

(B)Licensor has replaced YRA and has acquired through assignment the exclusive right and license to use, sublicense and subfranchise the use of the Brand System IP in the Territory from January 1, 2020; and

(C)Licensor and Licensee desire to document the ongoing license in favor of Licensee to use the Brand System IP to operate Brand Restaurant Businesses in the Territory. on the terms and subject to the conditions set out in the MLA.

In consideration of the foregoing and the mutual covenants and consideration set forth herein, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

1.Acknowledgement. With effect from and including the Effective Date, the Parties acknowledge the absolute and complete assignment and transfer of all the rights, liabilities, duties and obligations under and in respect of the MLA from YRA to Licensor, and agree that, with effect on and from the Effective Date, YRA is replaced by Licensor under the MLA and all references to YRA must be read as a reference to Licensor.

2.Licensor Undertaking. Licensor undertakes to Licensee that it will, with effect from and including the Effective Date, discharge all of its obligations under the MLA arising or falling due on or after the Effective Date and otherwise observe and perform all the provisions of the MLA, as if Licensor had been a party to the MLA in place of YRA, and the obligations of YRA had been owed by Licensor in place of YRA, with effect from and including the Effective Date.

3.Licensee Undertaking. Licensee undertakes to Licensor that it will, with effect from and including the Effective Date, discharge all of its obligations under the MLA arising or falling due on or after the Effective Date and otherwise observe and perform all the provisions of the MLA, as if Licensor had been a party to the MLA in place of YRA, and the obligations of Licensee had been owed to Licensor in place of YRA, with effect from and including the Effective Date.

4.Grant. Licensor acknowledges and agrees that as of the Effective Date it has granted Licensee the exclusive right and license, and Licensee acknowledges and agrees that as of the Effective Date it has assumed the obligation, to use the Brand System IP to operate Brand Restaurant Businesses in the Territory, on the terms and subject to the conditions set out in Clause 2.1 of the MLA.

5.Payment. Licensee acknowledges and agrees that from and including the Effective Date, Licensee shall pay to Licensor the continuing royalty fee in an amount equal to three percent (3%) of the Gross Revenue of any kind derived from the operation of the Restaurants in the Territory and such royalty fee payments are due on the fifteenth (15th) day of the month with respect to Gross Revenue during the preceding month as set out in Clause 3 of the MLA. Notwithstanding anything to the contrary herein, Licensee shall pay the royalty due under Clause 3 of the MLA for all periods prior to the Effective Date to YRA.

6.Inconsistencies. In the event of any conflict or inconsistency between the terms of this Agreement, and the terms of MLA, then the terms of the MLA shall govern and control. Without limiting the foregoing, Licensor hereby confirms that, pursuant to Section 14.1.6 of the MLA, any Late Payment attributable solely to the application of Chinese foreign exchange controls outside Licensee’s control is excluded when determining Licensor’s rights pursuant to Section 14.1.6(B)(a) of the MLA.

7.Confidentiality. Nothing in this Agreement diminishes the confidentiality obligation of any party under Clause 9 of the MLA. The Parties agree that they shall keep the other Party's Confidential Information, including the terms of this Agreement, confidential in accordance with Clause 9 of the MLA (subject to the limitations therein).

8.Sublicenses. Attached as Exhibit B is the approved form (in English) of Future Sublicenses as contemplated by Section 6.2 of the MLA, which gives effect to the matters described herein. Promptly following the date hereof, the Parties shall agree on the Chinese language version of the Future Sublicenses. The Parties acknowledge that YRA’s rights as “Master Licensor” pursuant to any sublicense granted by Licensee have been assigned to Licensor. Licensee shall promptly (and in consultation and coordination with Licensor) notify all sublicensees under any sublicense granted by Licensee under the MLA of the assignment of such rights to Licensor.

9.Governing Law and Dispute Resolution. This Agreement shall be interpreted and construed under the laws of the United States of America and the State of Texas, U.S.A. (without regard to, and without giving effect to, their conflict of laws rules). Any dispute under this Agreement shall be resolved in accordance with the dispute resolution mechanism set out in Clause 17 of the MLA.

10.Term and Termination.

10.1This Agreement commences on the Effective Date and continues until the expiry or termination of the MLA.

10.2Termination is without prejudice to the rights and remedies of the parties arising before termination. Clauses which by their nature survive termination or expiration of this Agreement (including confidentiality obligations) shall survive termination or expiration of this Agreement.

11.General.

11.1Capitalized terms not expressly defined in this Agreement shall have the same meaning as in the MLA.

11.2Nothing in this Agreement constitutes an agency, partnership, joint venture or other legal relationship in which a party may be liable for the acts or omissions of another.

11.3The Parties shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give full effect to the terms of this Agreement.

11.4This Agreement, the other agreements and documents referenced herein, constitute the entire agreement and understanding between the Parties relating to the subject matter of this Agreement.

11.5The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

11.6No modification or amendment of this Agreement shall be valid unless it is in writing and executed by an authorized representative of each Party.

11.7This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Each of the Parties may enter into this Agreement by signing any such counterpart and each counterpart shall be as valid and effectual as if executed as an original.

11.8The parties shall execute no fewer than four originals, with each party keeping one original and the remaining originals are to be kept by Licensee and at Licensor's direction, be submitted to the relevant government agencies or bank(s) for registration, recordal and payment remittance purposes.

11.9The provisions of this Agreement do not and are not intended to confer upon any Sublicensee any rights or remedies hereunder.

12.Notices. Any notice, demand, report or other communication between the Parties with respect to this Agreement or provided for herein must be in writing, in the English language and signed by the Party serving the same and delivered by hand with receipt or by a reputable courier service with tracking capability to the other Party at its address listed on the signature page to this Agreement. Notices will be deemed to have been received if delivered as provided in this clause. The Party serving the notice shall have the burden of establishing that the notice was received by the other Party, but receipt shall be deemed proven by any third-party carrier’s written verification (including a standard form receipt in paper or electronic form) of its delivery of the notice to the other Party at the address listed on the signature page. Each Party may change its address by delivering written notice to the other Party identifying the new address.

[Signature page follows]

IN WITNESS WHEREOF the Parties have caused their authorized representatives to execute this Agreement to be effective as of the Effective Date.

LICENSOR:
YRI China Franchising LLC
Signature:	/s/ Jeff Stearman
Name:	Jeff Stearman
Title:	President

Address:
YRI China Franchising LLC
c/o Yum! Brands, Inc.
1441 Gardiner Lane Louisville, Kentucky, USA 40213
Attention: General Counse

LICENSEE:
Yum Restaurants Consulting (Shanghai) Company Limited
Chop:
Signature:	/s/ Joseph Chan
Name:	Joseph Chan
Title:	Chief Legal Officer

Address:
Yum Restaurants Consulting (Shanghai) Company Limited
16/F Two Grand Gateway, 3 Hongqiao Road
Shanghai, the People’s Republic of China
Attention:

[Signature Page to Confirmatory License Agreement (PRC)]

Exhibit A

EXECUTED
MASTER LICENSE AGREEMENT
Dated October 31, 2016
Between
YUM! RESTAURANTS ASIA PTE. LTD.
And
YUM RESTAURANTS CONSULTING (SHANGHAI) COMPANY LIMITED